                                                                   EXHIBIT 10.20


[LOGO] Getty
--------------------------------------------------------------------------------
GETTY REALTY CORP. o 125 JERICHO TURNPIKE o JERICHO, NY 11753 o (516) 338-6000


March 9, 1998


Getty Realty Corp.
125 Jericho Turnpike
Jericho, New York 11753

Dear _____________:

With reference to the Letter Agreement dated December 9,1994, as amended on March 7, 1996, and confirmed by letter dated April 8, 1997 (the "Agreement"), Getty Realty Corp., a Maryland corporation ("Realty") as assignee of Getty Properties Corp.'s obligations under the Agreement, and you hereby agree to further amend the Agreement as follows:

For the duration of your employment at Realty, you shall continue to receive at least your Guaranteed Salary and Guaranteed Benefits. Except as described in the next paragraph below, upon your termination of employment your entitlement to receive each of your Guaranteed Salary and Guaranteed Benefits shall cease.

Realty reserves the right to terminate your employment at any time with or without Cause. Upon the first to occur of (i) termination of your employment by Realty other than for Cause, (ii) termination of your employment by Realty or its successor (but not by you) following a Change, or (iii) termination of your employment by Realty or by you following assignment of materially different (as defined below) employment by Realty (each an "Event"), you shall be entitled to receive severance compensation for a period of 12 months following the date of such Event, in an amount equal to (x) your Guaranteed Salary and Guaranteed Benefits minus (y) any amount of similar compensation you may receive from any other employer during such period as described in Section 3 of the Letter Agreement. For purposes hereof, employment shall be "materially different" if your job responsibilities or duties are materially less favorable than those in effect on the date hereof.

The Agreement, as amended herein, is hereby ratified and affirmed. Except as amended herein, all other provisions of the Agreement shall remain in full force and effect. All defined terms herein shall have the same meanings as set forth in the Agreement.

March 6, 1998
Page 2


Getty Properties Corp., a Delaware corporation (formerly known as Getty Realty Corp.), hereby assigns the Agreement to Realty and Realty hereby assumes all of Getty Properties' obligations under the Agreement.

Very truly yours,
GETTY REALTY CORP.


By:
   --------------------------
   President



Accepted and Agreed To:


By:
   --------------------------

Date:
     ------------------------


For purposes of the assignment set forth in the last paragraph above:

GETTY PROPERTIES CORP.

By:
   --------------------------
   President

                                    SCHEDULE
                                       TO
                                CHANGE of CONTROL
                               CONFIRMATION LETTER

                               For _______________

1. Base Salary: Base salary as of March 21, 1997 is defined as $________________ per annum, payable in biweekly installments of $_______________ each.

-----------------------------------------------------------


2. Guaranteed Salary:


                                            Three 12 month periods ended:

                                      (3/21/95)       (3/21/96)       (3/21/97)
                                      ---------       ---------       ---------
BASE SALARY
                                      ---------       ---------       ---------
SUPPLEMENTAL
DEFERRED
COMPENSATION
                                      ---------       ---------       ---------
401-K PLAN
                                      ---------       ---------       ---------
ICP
                                      ---------       ---------       ---------
TOTAL                                 $               $               $
                                      =========       =========       =========


Total Compensation for prior 36 months equals
$____________/3 equals your Guaranteed Salary of $______________


-----------------------------------------------------------


3. ICP Award:

ICP Award for fiscal year 1997 per paragraph 2A of the Agreement shall be not less than $____________.